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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1997

FULL NAME OF SUBSIDIARY                           PLACE OF INCORPORATION
-----------------------                           ----------------------

CHARTER INDEMNITY COMPANY                         TEXAS, USA

FUND AMERICAN CASUALTY REINSURANCE, LTD.          ISLANDS OF BERMUDA

FUND AMERICAN ENTERPRISES, INC.                   DELAWARE, USA

SOURCE ONE MORTGAGE SERVICES
    CORPORATION and subsidiaries                  DELAWARE, USA

VALLEY INSURANCE COMPANY                          CALIFORNIA, USA

VALLEY NATIONAL INSURANCE COMPANY                 KANSAS, USA

VALLEY PROPERTY & CASUALTY INSURANCE COMPANY      OREGON, USA

WHITE MOUNTAINS HOLDINGS, INC.                    DELAWARE, USA

WHITE MOUNTAINS INSURANCE COMPANY                 NEW HAMPSHIRE, USA